TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST
                            SHARE REPURCHASE PROGRAM
                             FROM 9/1/99 TO 8/31/00

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                                                                                                                            DISCOUNT
                                                                                                                              % OF
                                                                                                     CLOSING                 MARKET
                                                                                                      MARKET    NET ASSETS   TO NET
                                                     DATE                                COST PER    OF TRADE   OF TRADE     ASSET
                                                  REPURCHASED    SHARES     TOTAL COST    SHARE        DATE       DATE       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
Shares repurchased from inception to 9/1/99/1/                   200,000    $1,408,863

Shares Repurchased during the period:              06/23/2000    120,000       705,504    $5.88       $5.88       $6.66       12%
                                                   06/30/2000      8,700        50,243     5.78        5.81        6.71       13%
                                                   07/03/2000     40,000       236,000     5.90        5.88        6.71       12%
                                                   07/07/2000     71,300       420,107     5.89        5.88        6.71       12%
                                                   07/14/2000     50,000       297,560     5.95        5.88        6.69       12%
                                                   07/21/2000     41,100       247,184     6.01        5.94        6.71       11%
                                                   07/31/2000     38,200       229,643     6.01        5.94        6.64       11%
                                                                --------    ----------
Total shares repurchased for current period:                     369,300     2,186,240
                                                                --------    ----------
Total shares repurchased since inception:                        569,300    $3,595,103

Percentage of shares repurchased since
inception of the repurchase program:            2.5%



1. Inception date of repurchase plan is 2/21/1997.

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